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                                                                    EXHIBIT 21-6

                               DTE ENERGY COMPANY

                                       AND

                                  SUBSIDIARIES


   DTE Energy Company

A. DTE Energy Resources, Inc.

   1. DTE Biomass Energy, Inc.

   a. Belleville Gas Producers, Inc.
   b. Birmingham Gas Producers, L.L.C.
   c. Coopersville Gas Producers, L.L.C.
   d. DTE Arbor Gas Producers, Inc.
   e. Escambia Gas Producers, Inc. - fka ESCA Gas Producers, Inc.
   f. Fayetteville Gas Producers, L.L.C. - fka Fayetteville Gas Company, L.L.C.
   g. Fort Worth Gas Producers, L.L.C.  - (50%)
   h. Hillside Gas Producers, L.L.C.
   i. Kansas City Gas Producers, L.L.C.
   j. Lycoming Gas Producers, Inc.
   k. Montgomery Gas Producers, L.L.C.
   l. Oklahoma Gas Producers, L.L.C.
   m. Orlando Gas Producers, Inc.
   n. Phoenix Gas Producers, L.L.C.
   o. Plainville Gas Producers, Inc. - fka Sumpter Gas Producers, Inc.
   p. Polk Gas Producers, L.L.C. - (99%)
   q. RES Power, Inc.
   r. Riverview Gas Producers, Inc.
   s. Roxana Gas Producers, Inc.
   t. Sonoma Energy Systems, Inc.
   u. South Side Gas Producers, L.L.C.
   v. Wake Gas Producers, L.L.C.
   w. Westside Gas Producers, L.L.C.
   x. Wichita gas producers, L.L.C. - (90%)
   y. Winston Gas Producers, L.L.C. - (99%)

2. DTE Energy Trading, Inc. - fka Huron Energy Services, Inc.

3. DTE Energy Marketing, Inc. fka Great Lakes Energy Products, Inc.

4. DTE Generation, Inc.

5. DTE Energy Services, Inc.

   a. DTE ES Holdings, Inc.

      (1)  DTE Indiana Harbor, L.L.C. - (75%) DTE ES and (25%) DTE ES Holdings

   b. PCI Enterprises Company

   c. CBC I, L.L.C.

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   d. EES Coke Battery, L.L.C. - (99.5%) DTE ES and (.5%) CBC I, L.L.C.

   e. EES Coke Battery Company, Inc.

   f. DTE BH Holdings, Inc.

      (1)   Burns Harbor Coke Energy Company, Inc.

            (a.)  DTE Burns Harbor, L.L.C. - (39%) Burns Harbor and (12%) DTE BH

   g. DTE Sparrows Point Operations, Inc.

   h. DTE Sparrows Point Holdings, L.L.C.

   i. DTE Georgetown Holdings, Inc.

   j. DTE Georgetown, L.P. - (99%) DTE ES and (1%) DTE Georgetown Holdings, Inc.

   k. DTE Northwind Operations, L.L.C.

   l. DTE Northwind, L.L.C.

   m. DTE Sparrows Point, L.L.C.

   n. DTE Synfuels, L.L.C.

      (1) DTE Buckeye Operations, L.L.C.

      (2) DTE Synfuel Partners, L.L.C.

          (a) DTE Smith Branch, L.L.C. - (95%) Synfuels and (5%) Synfuel
              Partners

          (b) DTE Clover, L.L.C. - fka CRC No. 6, L.L.C. - (95%) Synfuels and (5%) Synfuel Partners

          (c) DTE IndyCoke, L.L.C. - fka CRC No. 1, L.L.C -. (95%) Synfuels and (5%) Synfuel Partners

          (d) DTE Belews Creek, L.L.C. - fka CRC No. 3, L.L.C - (95%) Synfuels and (5%) Synfuel Partners

          (e) DTE Utah Synfuels, L.L.C. - fka DTE Kentucky, L.L.C. - (95%) Synfuels and (5%) Synfuel Partners

          (f) CRC No.2 L.L.C. - (95%) Synfuels and (5%) Synfuel Partners

          (g) CRC No. 4 L.L.C - (95%) Synfuels and (5%) Synfuel Partners

          (h) DTE Riverhill, L.L.C. - (95%) DTE Synfuels, L.L.C. and (5%) DTE Synfuel Partners

      (3) DTE Smith Branch Operations, L.L.C.

      (4) DTE Synfuel Operations, L.L.C. - (95%) Synfuels and (5%) Synfuel Partners

   o. DTE Backup Generation Equipment Leasing, L.L.C.

   p. Power Energy Partners, L.L.C.

      (1) Crete Energy Venture, L.L.C.  - (50%) Power Energy Partners


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      (2) Crete Turbine Holdings, L.L.C. - (50%) Power Energy Partners

      (3) DTE Crete Operations, L.L.C.

   q. Chicago Heights Energy Partners, L.L.C. - sold in February 2002.

   r. DTE Moraine, L.L.C.

   s. DTE East China, L.L.C.

   t. DTE East China Operations, L.L.C.

   u. DTE Tonawanda, L.L.C.

6. DTE Coal Services, Inc.

   a. DTE Rail Services, Inc., formerly DTE CS Rail Services, Inc.

      (1) DTE Transportation Services, Inc.

   b. DTECS Holdings, Inc. - owns a 1% general partnership interest in DTECS Limited Partnership.

      (1) DTECS Limited Partnership

B. Syndeco Realty Corporation

   1  Syndeco Plaza L.L.C.

   2. Ashley Mews L.L.C.

C. The Detroit Edison Company

   1  Midwest Energy Resources Company

   2. The Edison Illuminating Company of Detroit

   3. St. Clair Energy Corporation

   4. The Detroit Edison Securitization Funding, L.L.C.

D. International Transmission Company

E. Wolverine Energy Services, Inc.

   1. DTE Edison America, Inc.

   2. DTE Energy Technologies, Inc.

      a. Alliance Energy Companies, Ltd.

         (1)  Alliance Energy Systems, Inc.

         (2)  Alliance Energy Services, Inc.

         (3)  Alliance Energy Systems Canada, Ltd.



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    3. DTE Edison America Catalog Sales, Inc. -  merged into Wolverine on
       March 16, 2001.

    4. DTE Energy Solutions, Inc.

       a. DTE Engineering Services, Inc.

F.  Edison Development Corporation

    1. DTE Solar Company of California

    2. EdVenture Capital Corp.

G.  DTE Capital Corporation  - dissolved in April 2001.

H. DTE ENTERPRISES, INC.: Except where otherwise indicated, DTEE owns directly or indirectly all of the outstanding common stock of MichCon Holdings, Inc., Citizens Gas Fuel Company (Citizens), MCN Energy Enterprises Inc. (MCNEE), various MCN financing companies and a 95% interest in Southern Missouri Gas Company, L.P.

    1. MICHCON HOLDINGS, INC. is the holding company for Michigan Consolidated Gas Company and MichCon Enterprises, Inc.

    Except where otherwise indicated, the companies set forth below are wholly owned subsidiaries of MichCon:

    a. MichCon Development Corporation, through its various partnership arrangements, owns an interest in Harbortown

    b. Blue Lake Holdings, Inc. - 25% interest in Blue Lake Gas Storage Company, a partnership

    c. MichCon Pipeline Company

       (1) MichCon Gathering Company.

       (2) Saginaw Bay Pipeline Company

       (3) Saginaw Bay Lateral Company - sole general partner and owns 46% of Saginaw Bay Lateral Limited Partnership

       (4) Westside Pipeline Company owns 80.2% of the Jordan Valley Partnership

       (5) Thunder Bay Gathering Company

       (6) MichCon Lateral Company - inactive

    d. Huron Pipeline Company - inactive

       (1) Huron Gas Services Company - inactive

    e. Kalkaska Gas Storage Limited Partnership, of which MichCon owns 31%, holds a 53.5% general partnership interest in the Cold Springs Gas Storage Limited Partnership which was dissolved in 2001.

    The companies set forth below are wholly owned subsidiaries of MichCon Enterprises, Inc.:

    a. MichCon Fuel Services Company -  became inactive in 2001.

    b. MichCon Home Services Company - In December 2000, MichCon Home Services Company changed its name to Flame Furnace Company. Flame Furnace Company was sold in January 2001.

2.  CITIZENS GAS FUEL COMPANY



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3.  SOUTHERN MISSOURI GAS COMPANY, L.P.: DTEE acquired an additional 47.5%
    interest during 2001 and currently holds a 95% interest in Southern Missouri Gas Company, L.P.

4. MCN ENERGY ENTERPRISES INC.: MCNEE is the holding company for DTEE's various diversified energy subsidiaries. Except where otherwise indicated, the companies set forth below are wholly owned subsidiaries of MCNEE:

    a. MCNIC Pipeline & Processing Company

       (1) MCNIC Offshore Pipeline & Processing Company - 33% interest in the Blue Dolphin System and 100% of MCNIC Black Marlin Offshore Company, which held a 33.3% interest in the Black Marlin Pipeline System, sold in January 2001.

       (2)   MCNIC Michigan Holdings, Inc.

             (a)  Bagley Processing Company (47% general partnership interest)
             (b)  Warner Treating Company (90% interest)
             (c)  Terra-Westside Processing Company (85% interest)
             (d)  MCNIC Thunder Bay Processing Company, L.L.C. (90% interest)

       (3) MCNIC East Coast Pipeline Company - 16.4% interest in the 292-mile Portland Pipeline Project.

       (4) MCNIC Gulf Coast Gathering Corporation - 1% general partnership interest in Copano Pipeline & Processing Group, L.P. MCNIC Gulf Coast Gathering Corporation and Copano Pipeline & Processing Group, L.P., sold in November 2001.

       (5) MCNIC Gulf Coast Limited, Inc. - 49% limited partnership interest in Copano Pipeline & Processing Group, L.P., and a 90% limited partnership interest in CFS/Upper Gulf Coast, L.P., Copano Pipelines/Upper Gulf Coast, L.P., and CES/Upper Gulf Coast, L.P. MCNIC Gulf Coast Limited, Inc. and all the limited partnerships it held were sold in November 2001.

       (6) MCNIC Mobile Bay Gathering Company - 34.5% interest in Dauphin Island Gathering Partners ("DIGP"). DIGP was sold in July 2001.

       (7) MCNIC Mobile Bay Processing L.L.C. - 28.8% interest in Mobile Bay Processing Partners which, in turn, operates a processing facility. Mobile Bay Processing Partners, sold in July 2001.

       (8) MCNIC Mobile Bay NGL Pipeline, L.L.C. - 28.9% interest in Gulf Coast NGL Pipeline L.L.C. which, in turn, holds a 16.6% interest in Tri-States NGL Pipeline L.L.C. and a 16.6% interest in Belle Rose NGL Pipeline, L.L.C. Gulf Coast NGL Pipeline L.L.C., sold in July 2001.

       (9) MCNIC South Texas Gathering Company - 1% general partnership interest in each of CFS/Copano Bay, L.P., CFS/South Texas, L.P., CFS/Agua Dulce, L.P. and CFS/Upper Gulf Coast, L.P. MCNIC South Texas Gathering Company and all the general partnerships it held were sold in November 2001.

       (10) MCNIC Upper Gulf Coast Pipeline & Processing Company - 1% interest in Copano Pipeline/Upper Gulf Coast, L.P., MCNIC Upper Gulf Coast Pipeline & Processing Company and Copano Pipeline/Upper Gulf Coast, L.P. were sold in November 2001.

       (11) MCNIC General Methanol Company - 1% general partnership interest in Lyondell Petrochemical Methanol Co. L.P.

       (12) MCNIC Methanol Holdings Company - 24% limited partnership interest in Lyondell Petrochemical Methanol Co. L.P.

       (13) American Central Western Oklahoma Gas Company, L.L.C. (40% interest)

       (14)  Crown Asphalt Ridge, L.L.C. (75% interest)

       (15) MCNIC East Texas Gathering Company - 39.9% limited partnership interest in American Central Eastern Texas Gas Company, L.P.

       (16) MCNIC East Texas Pipeline & Processing Company - 0.1% general partnership interest in American Central Eastern Texas Gas Company, L.P.

       (17) MCNIC Permian Basin Company - 0.99% general partnership interest in PSC02, L.P. In December 2000, PetroSource Partners which was 56.5% owned by PSC02 L.P. was sold.

       (18) MCNIC Rodeo Gathering Inc.- 18.55% interest in Keyes Helium Company, L.L.C.

       (19)  Crown Asphalt Distribution, L.L.C. (50% interest)

       (20) MCNIC Millennium Company - 10.5% interest in the Millennium Pipeline Company, L.P.

       (21) MCNIC L.L.C. Millennium Company - 10.5% interest in the Millennium Pipeline Management Company, L.L.C., which holds a 1% interest in the Millennium Pipeline Company L.P.

       (22) MCNIC Vector Company - 24.75% limited partnership interest in Vector Pipeline, L.P., a Delaware Limited Partnership, which owns and operates the Vector Pipeline.


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       (23)  MCNIC Vector II Company - 25% interest in Vector Pipeline Inc., which owns a 1% general partnership interest in Vector Pipeline, L.P., a Delaware Limited Partnership, which owns and operates the Vector Pipeline.

       (24) MCNIC Vector Canada, Inc. - 24.75% limited partnership interest in Vector Pipeline L.P., an Alberta, Canada limited partnership, which owns the Canadian portion of the Vector Pipeline.

       (25) MCNIC Vector Canada II, Inc. - 25% interest in Vector Pipeline Limited, which owns a 1% general partnership interest in Vector Pipeline L.P., an Alberta, Canada limited partnership, which owns the Canadian portion of the Vector Pipeline.

       (26) MCNIC Compression GP, Inc.- .1% general partnership interest in the KCI Compression Company, L.P. KCI Compression Company, L.P. was sold in July 2001.

       (27) MCNIC Compression L.P., Inc. - 42.9% limited partnership interest in the KCI Compression Company, L.P. KCI Compression Company, L.P. was sold in July 2001.

    b. MCN Power Company

       (1) South Norwalk Power Partners, L.L.C.

       (2) Metro Energy, L.L.C. - (50%)

    c. MCN International Corporation.

       (1) MCNIC Nepal Limited of Grand Cayman - 100% of the Class B Capital Stock of Panda Bhote Koshi, which gives MCNIC Nepal a 90% ownership interest in Panda Bhote Koshi, a Cayman Island company that holds a 100% interest in Panda of Nepal. Panda of Nepal which holds a 75% interest in Bhote Koshi Power Company Private Limited which owns a 36 MW hydroelectric power project in Nepal.

       (2) MCNIC UAE Limited - 39% interest in an United Arab Emirate fertilizer plant project. Subsequently, MCNIC UAE Limited converted its equity interest into a loan.

    d. CoEnergy Trading Company - Except where otherwise indicated, the companies set forth below are 50% owned by CoEnergy Trading Company:

       (1)   U.S. CoEnergy Services

       (2)   SEMCO Energy Services, Inc. - inactive

       (3)   CoEnergy Development Company - inactive

    e. MCNIC Canadian Holdings Ltd

    f. CoEnergy Supply Company

    g. CoEnergy Sales Company - inactive

    h. MCNIC Gas Storage Company

       (1) South Romeo Gas Storage Company - (50%), owns and operates the Washington 28 Gas Storage Field, South Romeo Gas Storage Company holds a 50% interest in South Romeo Gas Storage Corporation.

       (2)   W-10 Holdings, Inc. - 50% interest in Washington 10 Storage
             Partnership

       (3)   The Orchards Golf Limited Partnership - (50%)

    i. MCN Oil & Gas Company (MOG) is engaged in natural gas and oil exploration, development and production through the following subsidiaries:

       (1)   Green Oak Development Company
       (2)   Otsego Exploration Company, L.L.C.
       (3)   MCNIC Enhanced Production, Inc. - 75% interest in Otsego EOR,
             L.L.C.
       (4)   MCNIC Oil & Gas Midcontinent, Inc.


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       (5)   MCNIC Oil & Gas Properties, Inc.
       (6)   Pageant Corporation

    j. Bridgewater Holdings, Inc.

    k. Combustion Concepts, Inc.

    l. MCN Energy Holdings Inc.

    m. MCN Energy Marketing, Inc.

    n. MCN Midstream & Supply, Inc.

    o. MCNEE Shelf Corporation - inactive.

5. MCN MICHIGAN LIMITED PARTNERSHIP: MCN is the 1% general partner in MCN Michigan, a Michigan limited partnership. MCN Michigan exists for the sole purpose of issuing its limited partnership interests in the form of preferred securities and investing the gross proceeds thereof in MCN debt securities. The preferred securities were redeemed in February 2002.

6. MCN FINANCING I: MCN is the sole owner of MCN Financing I, a Delaware Business Trust. MCN Financing I exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities. The preferred securities were redeemed in February 2002.

7. MCN FINANCING II: MCN is the sole owner of MCN Financing II, a Delaware Business Trust. MCN Financing II exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities.

8. MCN FINANCING III: MCN is the sole owner of MCN Financing III, a Delaware Business Trust. MCN Financing III exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities.




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